Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

Amaze Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
2021 Equity Incentive Plan	Equity	Common Stock, $0.001 par value per share	457(c) and 457(h)	826,087	$7.62(2)	$6,294,783	0.0001531	$963.73

		Total Offering Amount				$6,294,783		$963.73
		Total Fees Previously Paid						—
		Total Fee Offsets						—
		Net Fee Due						$963.73

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares of Common Stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock on June 13, 2025.